Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of IBP, inc. on Form S-3
(File No. 33-64459) and on Form S-8 (File No. 33-
19441) of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 26, 1998 and December 27, 1997 and for each of the three years ended December 26, 1998, which report is incorporated by reference in the Annual
Report on Form 10-K.



/s/  PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
Omaha, Nebraska
March 25, 1999